                                                                      EXHIBIT 1

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT is made this 24th day of July, 1998 by and between Betty Sun (the "Purchaser") and Salex Holding Corporation, a Delaware corporation (the "Company").

         1. PURCHASE AND SALE. Purchaser hereby agrees to purchase, and Company hereby agrees to sell, 125,000 shares (the "Shares") of the Company's Series D Convertible Preferred Stock, par value $.01 (the "Preferred Stock") upon the terms set forth herein. The powers, rights and preferences of the Preferred Stock are set forth on the Certificate of Designation attached hereto as Exhibit A.

         2. PAYMENT. The consideration for the purchase of the Shares is as follows: a promissory note in the principal amount of $125,000 made by Purchaser in favor of the Company in the form attached hereto as Exhibit A. Purchaser shall deliver said promissory note at Closing (as herein defined).

         3. PURCHASER'S RIGHTS IN SHARES. Purchaser shall be entitled to all of the rights as a holder of the Shares, including, but not limited to, the right to vote the Shares, as of the date of this Agreement.

         4. REPRESENTATIONS OF PURCHASER. Purchaser hereby makes the following representations, warranties and agreements and confirms that each of the following is true and correct in all respects:

                  (a) Purchaser has been furnished with copies of the Company's Form 10-KSB for the fiscal year ended April 30,1997 and Form 10-QSB for each of the fiscal quarters ended July 31, 1997, October 31, 1997 and January 31, 1998.

                  (b) There has been made available to Purchaser the opportunity to obtain additional information about the Company. Purchaser has had the opportunity to ask questions of, and has received satisfactory answers from, representatives of the Company concerning the Company and the Preferred Stock.

                  (c) Purchaser understands and acknowledges the Shares, and the Company's Common Stock, par value $.01 (the "Common Stock"), into which the Shares are convertible, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws (collectively, the "Securities Laws"). The Shares are being offered and sold pursuant to exemptions from registration requirements under the Securities Laws.

                  (d) Purchaser understands and acknowledges that no federal or state agency has recommended or endorsed the purchase of the Shares.

                  (e) Purchaser is capable of evaluating the merits and risks of an investment in the Shares by reason of Purchaser's own investment acumen and business experience or Purchaser has retained a Purchaser Representative to advise Purchaser with respect to his prospective investment and such Purchaser Representative and Purchaser together, by virtue of their knowledge and experience in business and financial matters, are capable of evaluating the merits and risks of an investment in the Shares.

                  (f) Purchaser is acquiring the Shares solely for Purchaser's own account, for investment, and not with a view to the distribution or resale thereof.

                  (g) Purchaser is not acquiring the Shares as nominee, trustee, agent or representative for any other person.

         5.       REPRESENTATIONS OF COMPANY.

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Upon the execution of this Agreement, the Company shall immediately cause to be filed with the Delaware Secretary of State the Certificate of Designation attached hereto as Exhibit A.

                  (c) Upon execution and delivery by Purchaser of the promissory note referred to in Section 2 above, the issuance of the Shares by the Company, the Shares will be duly authorized, validly issued and fully paid and nonassessable.

                  (d) The Common Stock into which the Shares are convertible have been reserved for issuance and, upon conversion, and the issuance of the shares of Common Stock by the Company, the shares of Common Stock will be duly authorized, validly issued and fully paid and nonassessable.

         6. ACCREDITED INVESTOR. Purchaser hereby represents and warrants that she is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

         7. RESTRICTIONS ON TRANSFER. Purchaser recognizes that the Shares have not been registered under the Securities Laws and are offered and sold in reliance upon an exemption from the registration requirements of the Securities Act and exemptions available under applicable state securities laws. The Shares may not be resold, transferred, pledged or otherwise disposed of unless in a transaction registered under the Securities Laws or pursuant to an opinion from Purchaser's counsel that there are exemptions available under the Securities Laws. Any certificate or other document evidencing the Shares will bear a legend stating that the Shares have not been registered under the Securities Laws and referring to the foregoing restrictions on their transferability and sale.

         8. CLOSING. Closing shall occur simultaneously with the execution of this Agreement. The Company shall promptly cause the Shares to be issued to Purchaser.

         9. BINDING AGREEMENT; SUCCESSORS AND ASSIGNS. The agreements and representations herein set forth shall inure to and be binding upon Purchaser and the Company and their respective successors, permitted assigns and legal representatives.

         10. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth business day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  If to Purchaser:

                           Betty Sun
                           765 Hillcrest Place
                           North Woodmere, New York  11581

                  If to the Company:

                           Salex Holding Corporation
                           50 Laser Court
                           Hauppauge, New York

                  With a copy to:

                           Levitt and Cohen
                           Two Hillside Avenue, Building F
                           Williston Park, New York  11596
                           Attn.:  Steven L. Levitt, Esq.

         Any party may establish or change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above as he may desire upon reasonable advance notice.

         11. ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Agreement, together with the exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter contained herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party against whom enforcement is sought. No waiver of any of the provisions of this Agreement shall constitute, or shall be deemed to constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making such waiver.

         12. EFFECT OF HEADINGS. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of the provisions hereof.

         13. FURTHER ASSURANCES. The parties hereto agree that, at any time and from time to time, they will execute and deliver any and all further instruments and take all further action that may be necessary or desirable in order to carry out the purposes and provisions of this Agreement and the transactions contemplated hereby.

         14. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. MUTUAL CONTRIBUTION. This Agreement has been drafted on mutual contribution of language, and is not to be construed against any party hereto as being the drafter hereof or causing the same to be drafted.

         16. GOVERNING LAW. This Agreement shall be deemed to be made in New York and shall be interpreted under the laws thereof applicable to contracts to be performed wholly therein.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the corporate officers set forth below as of the date first above written.

                                   PURCHASER:

                                   BETTY SUN



                                   By: /s/ Betty Sun
                                       ---------------------------------
                                       Betty Sun



                                    COMPANY:

                                    SALEX HOLDING CORPORATION



                                    By: /s/ Andrew Lunetta
                                        -------------------------------
                                        Name:  Andrew Lunetta
                                        Title:  Treasurer


Sworn to before me this
24th day of July, 1998.


/s/ Lorraine Costea
----------------------------